EX-35.5
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

Structured Asset Securities Corporation
745 Seventh Avenue
13th Floor
New York, NY 10019

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2008:

(a) a review of Wells Fargo's activities as Trustee under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.

February 24, 2009

/s/ Scott Runkles

SCOTT RUNKLES
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

To: Structured Asset Securities Corporation

Schedule A

List of Servicing Agreement(s) and Series

1 Trust Agreement for Lehman Mortgage Trust Mortgage Pass-Through Certificates
  Series 2008-3, Wells Fargo Bank, N.A. as Trustee.

2 Trust Agreement for Lehman Mortgage Trust Mortgage Pass-Through Certificates
  Series 2008-4, Wells Fargo Bank, N.A. as Trustee.